Gray Television, Inc. (NYSE: GTN)
Investor Presentation
August 2024

Updated for June 30, 2024 Financial Information

Notes and Disclaimer

Gray Media, or Gray, is a multimedia company headquartered in Atlanta, Georgia, formally known as Gray Television, Inc. The company is the nation's largest owner of top-rated local television stations and digital assets serving 113 television markets that collectively reach approximately 36 percent of US television households. The portfolio includes 77 markets with the top-rated television station and 100 markets with the first and/or second highest rated television station, as well as the largest Telemundo Affiliate group with 43 markets totaling nearly 1.5 million Hispanic TV Households. The company also owns Gray Digital Media, a full-service digital agency offering national and local clients digital marketing strategies with the most advanced digital products and services. Gray's additional media properties include video production companies Raycom Sports, Tupelo Media Group, and PowerNation Studios, and studio production facilities Assembly Atlanta and Third Rail Studios. Gray owns a majority interest in Swirl Films. Station rankings (i.e., number 1, number 2) reflect all-day ratings in 2023 according to Comscore. DMA population estimates and ranks according to Nielsen. All numerical and financial data are presented on an as-reported ("AR") basis as of 06/30/2024, unless otherwise indicated. See additional definitions and disclaimers at the end of the presentation.

This presentation contains certain forward-looking statements that are based largely on Gray Media's current expectations and reflect various estimates and assumptions by company management. These statements may be identified by words such as "estimates", "expect," "anticipate," "will," "implied," "assume" and similar expressions. In addition, statements in this presentation relating to the value and growth opportunities for revenues are based on Gray's current expectations and beliefs and therefore constitute forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties which in some instances are beyond Gray's control, including estimates of future revenue, future expenses and other future events.

Gray Media is subject to additional risks and uncertainties described in the company's quarterly and annual reports filed with the Securities and Exchange Commission from time to time, including in the "Risk Factors," and management's discussion and analysis of financial condition and results of operations sections contained therein. Any forward-looking statements in this presentation should be evaluated in light of these important risk factors. This presentation reflects management's views as of the date hereof. Except to the extent required by applicable law, Gray undertakes no obligation to update or revise any information contained in this presentation beyond the published date, whether as a result of new information, future events or otherwise.

Gray Media Highlights



1. Best-in-class broadcaster with diverse assets and national reach
2. Highly desired and relevant content that reaches mass audiences with resilient, scalable revenue streams and stable revenue base
3. Demonstrated strong cash generation driving deleveraging
4. Demonstrated strong focus on paying down debt and reducing interest expense
5. Demonstrated ability to leverage reach and content to continue growing core and digital advertising revenues
6. Leader in bringing local professional sports teams to broadcast stations, expanding audience and customer reach for teams and host stations in home markets and outer markets
7. Historic 2024 Super Bowl revenue and favorable time/location for 2024 Olympics expected to provide further momentum
8. Industry leader in political advertising revenue due to station ranks and market locations
9. Assembly Atlanta now contributing positive operating cash generation that is going directly to Gray
10. Leading retransmission rates due to strong local news stations, with essentially no history of disruptive retransmission disputes
11. With recent completion of renewals covering approximately 400 distributors comprising nearly 100% of traditional MVPD subscribers, no near-term likelihood of retrans disruptions
12. Future near-term revenue opportunities from increased utilization of Assembly Studios and NextGen TV deployments

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Summary of Key Q2 2024 Refinancing Terms

1. Redeemed and retired 2026 maturities. No meaningful debt maturities until May 2027, that is, after the completion of 2024 and 2026 political cycles.

2. Weighted Average Cost of Debt increased to 7.7% from 6.8%. Weighted Average Loan to Maturity increased from 4.3 years to 5.2 years.

3. Refinancing requires minimal amortization, allows for certain common and preferred dividend payments and permits capacity to invest in future broadcast initiatives (which may include NextGen TV and Sports).

4. Enhanced liquidity from twice-upsized $680 million revolver, with additional banks joining primary bank lending group.

5. Board authorized up to $250 million for Open Market Repurchases of any debt, of which $72 million was utilized through August 8, 2024 to repurchase 2027 notes.

6. Assembly Atlanta retains flexibility with any monetization proceeds flowing to Gray.

7. Additional restrictions on investments, dividends and stock repurchases when 1st Lien Leverage > 3.0x.

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Capitalization Table

($ in millions)	3/31/24 Pro Forma Refi[1] $	3/31/24 Pro Forma Refi[1] Cumulative Leverage	6/30/2024 Actual $	6/30/2024 Actual Cumulative Leverage
Cash	$83		$75	
Revolver due 12/31/2027 ($680MM / S + 225)	$150	0.1x	$200	0.2x
Term Loan D due 12/1/2028 (S + 300)	1,455	1.5x	1,455	1.5x
Term Loan F due 6/4/2029 (S + 525)	500	2.0x	500	2.0x
10.5% 1L Senior Secured Notes due 7/15/2029	1,250	3.1x	1,250	3.2x
Total outstanding principal secured by a first lien	**$3,355**	**3.1x**	**$3,405**	**3.3x**
First Lien Adjusted Total Indebtedness	**$3,272**	**3.0x**	**$3,330**	**3.2x**
5.875% Senior Unsecured Notes due 7/15/2026	10	3.1x	10	3.1x
7.000% Senior Unsecured Notes due 5/15/2027	750	3.8x	700	4.0x
4.750% Senior Unsecured Notes due 10/15/2030	800	4.6x	800	4.7x
5.375% Senior Unsecured Notes due 11/15/2031	1,300	5.8x	1,300	6.0x
Total outstanding principal, including current portion	**$6,215**	**5.8x**	**$6,215**	**6.0x**
Adjusted Total Indebtedness	**$6,132**	**5.7x**	**$6,140**	**5.9x**
L8QA Leverage Ratio Denominator[2]		**$1,079**		**$1,038**
Total Liquidity[3]	**$613**		**$555**	

1. Reflects balances as of June 5, 2024 closing date of refinancing transactions; such transactions: fully repaid $1.15 billion of 2019 Term Loan ("Term Loan E"), repaid $690 million of 5.875% 2026 Notes, upsized Revolver from $625 million to $680 million and paid transaction costs. Also, reflects voluntary repayments of $38.75 million on Term Loan E and $11.25 million on 2021 Term Loan ("Term Loan D"), each of which were paid on April 1, 2024.

2. Calculated as set forth in the Senior Credit Facility; see appendix for calculation.

3. As of March 31, 2024, balance includes cash of $83 million and availability under our Revolver due December 31, 2027 (the "Revolver") of $530 million. As of June 30, 2024, balance includes cash of $75 million and availability under our Revolver of $480 million. Excludes $300 million non-recourse off balance sheet AR Securitization Facility and $6 million of L/Cs as of all periods presented.

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Q2 2024 refinancing provides flexibility to address 2027 Notes maturity.

Through June 30, 2024, we retired approximately $50 million of our outstanding 2027 Notes on the open market at an average price of approximately 90.5% of their par value.

In the third quarter through August 8, 2024, we retired an additional $29 million of our outstanding 2027 Notes on the open market at an average price of approximately 92.1% of their par value.

Interest rate caps fully mitigate exposure to rising interest rates through December 31, 2025 and allow full benefit from rate declines on term loans when SOFR is below 5.0%.

No Significant Maturities until 2027

As of June 30, 2024 ($ in Millions)



1800
1600
1400
1200
1000
800
600
400
200
0
$3
$20
$30
$20
$700
$5
$1,410
$1,250
$478
$800
$1,300
2024
2025
2026
2027
2028
2029
2030
2031
Senior Notes due 2026 (5.875%)
Senior Notes due 2027 (7.000%)
Term Loan D due 2028
Term Loan F due 2029
Senior Notes due 2029 (10.500%)
Senior Notes due 2030 (4.750%)
Senior Notes due 2031 (5.375%)

Excludes $680 million revolver maturing December 31, 2027, of which $200 million was drawn June 30, 2024

Well-Positioned for 2024 Political Ad Revenue

+62%

Political Ad Revenue

2024 Q2 v 2020 Q2

2024 Pacing Similar to 2020

First 3 quarters of 2024 pacing compared to first 3 quarters of 2020 despite $31M less in Presidential Primary Ad Revenue in 2024

Potential Upside

from **State Elections** and **Ballot Initiations** issues in 2024

Gray's Top-rated Stations Receive a Significant Share of Political Spend



2022 Political Revenue per TV Household
$14.66
$9.13
$8.73
$7.65
$2.99

	gray	TEGNA	SINCLAIR	Nexstar	SCRIPPS[1]
2022 Political Revenue ($MM)	$515	$341	$332	$506	$208
2022 TV Households (MM)	35.1	37.4	38.0	66.1	69.6

Source: Company filings, Comscore. Gray figures shown in Combined Historical Basis.

[1] Scripps includes ION

Prudent Balance Sheet Management

Adjusted Total Indebtedness Over Time

($ in millions)

Adjusted Total Indebtedness[1]

~$1.2BN of Debt Paydown in 6 Years



~$600MM in Debt Paydown
~$500MM in Debt Paydown
Raycom Transaction
Meredith and Quincy Transactions
$3,855[2]
$3,548
$3,262
$6,649[3]
$6,463
$6,194
$6,146
2Q18PF
2019
2020
2021PF
2022
2023
6/30/2024

Strong and Demonstrated Commitment to Debt Paydown over Time

As of the respective period end:	2Q18PF	2019	2020	2021PF	2022	2023	6/30/2024
Total Leverage Ratio, net of all cash[1]	5.1x	4.3x	3.9x	5.5x	5.4x	5.6x	5.9x
First Lien Net Leverage Ratio, net of all cash[1]				2.5x	2.4x	2.4x	3.2x

Source: Company filings

Note: Financial leverage excludes preferred stock; Figures are as reported and not proforma for announced transactions, unless otherwise noted

[1] See Appendix for definition

[2] Including financing for the Raycom transaction

[3] Including financing for the Meredith and Quincy transactions

Q2 2024 - Financial Performance Update

($ in millions)	Three Months Ended June 30, 2024	2023	% Change 2024 to 2023	2022	% Change 2024 to 2022
Revenue (less agency commissions):					
Core advertising	$ 373	$ 379	(2)%	$ 366	2 %
Political advertising	47	12	292 %	90	(48)%
Retransmission consent	371	394	(6)%	382	(3)%
Other	17	16	6 %	17	0 %
Total broadcasting revenue	$ 808	$ 801	1 %	$ 855	(5)%
Production companies	18	12	50 %	13	38 %
Total revenue	**$ 826**	**$ 813**	**2 %**	**$ 868**	**(5)%**
Operating expenses (1):					
Broadcasting					
Station expenses	$ 331	$ 314	5 %	$ 300	10 %
Network fees	233	235	(1)%	225	4 %
Transaction Related Expenses	-	1	(100)%	2	(100)%
Non-cash stock-based compensation	1	2	(50)%	1	0 %
Total broadcasting expense	**$ 565**	**$ 552**	**2 %**	**$ 528**	**7 %**
Production companies	$ 14	$ 11	27 %	$ 14	0 %
Corporate and administrative:					
Corporate expenses	$ 23	$ 25	(8)%	$ 20	15 %
Non-cash stock-based compensation	5	5	0 %	5	0 %
Total corporate and administrative expense	$ 28	$ 30	(7)%	$ 25	12 %
Net income (loss)	**$ 22**	**$ 4**	**450 %**	**$ 99**	**(78)%**
Adjusted EBITDA	**$ 225**	**$ 227**	**(1)%**	**$ 307**	**(27)%**

[1] Excludes depreciation, amortization and gain on disposal of assets

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1st Half 2024 - Financial Performance Update

($ in millions)	2024	2023	% Change 2024 to 2023	2022	% Change 2024 to 2022
	Six Months Ended June 30,				
Revenue (less agency commissions):					
Core advertising	$ 745	$ 736	1 %	$ 731	2 %
Political advertising	74	20	270 %	116	(36)%
Retransmission consent	752	789	(5)%	775	(3)%
Other	36	35	3 %	37	(3)%
Total broadcasting revenue	$ 1,607	$ 1,580	2 %	$ 1,659	(3)%
Production companies	42	34	24 %	36	17 %
Total revenue	**$ 1,649**	**$ 1,614**	**2 %**	**$ 1,695**	**(3)%**
Operating expenses (1):					
Broadcasting					
Station expenses	$ 678	$ 634	7 %	$ 600	13 %
Network fees	467	470	(1)%	452	3 %
Transaction Related Expenses	-	1	(100)%	4	(100)%
Non-cash stock-based compensation	3	2	50 %	2	50 %
Total broadcasting expense	**$ 1,148**	**$ 1,107**	**4 %**	**$ 1,058**	**9 %**
Production companies	$ 35	$ 70	(50)%	$ 40	(13)%
Corporate and administrative:					
Corporate expenses	$ 47	$ 49	(4)%	$ 43	9 %
Transaction Related Expenses	-	-	0 %	1	(100)%
Non-cash stock-based compensation	9	7	29 %	9	0 %
Total corporate and administrative expense	$ 56	$ 56	0 %	$ 53	6 %
Net income (loss)	**$ 110**	**$ (27)**	**(507)%**	**$ 161**	**(32)%**
Adjusted EBITDA	**$ 422**	**$ 390**	**8 %**	**$ 555**	**(24)%**

[1] Excludes depreciation, amortization and gain on disposal of assets

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Non-GAAP Terms

In addition to results prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"), this earnings release discusses "Adjusted EBITDA" a non-GAAP performance measure that management uses to evaluate the performance of the business. Adjusted EBITDA is calculated as net income (loss), adjusted for income tax expense (benefit), interest expense, loss on extinguishment of debt, non-cash stock-based compensation costs, non-cash 401(k) expense, depreciation, amortization of intangible assets, impairment of goodwill and other intangible assets, impairment of investments, loss (gain) on asset disposals and certain other miscellaneous items. We consider Adjusted EBITDA to be an indicator of our operating performance.

In addition to results prepared in accordance with GAAP, "Leverage Ratio Denominator" is a metric that management uses to calculate our compliance with our financial covenants in our indebtedness agreements. This metric is calculated as specified in our Senior Credit Agreement and is a significant measure that represents the denominator of a formula used to calculate compliance with material financial covenants within the Senior Credit Agreement that govern our ability to incur indebtedness, incur liens, make investments and make restricted payments, among other limitations usual and customary for credit agreements of this type. Accordingly, management believes this metric is a very material metric to our debt and equity investors. Leverage Ratio Denominator gives effect to the revenue and broadcast expenses of all completed acquisitions and divestitures as if they had been acquired or divested, respectively, on July 1, 2022. It also gives effect to certain operating synergies expected from the acquisitions and related financings and adds back professional fees incurred in completing the acquisitions. Certain of the financial information related to the acquisitions, if applicable, has been derived from, and adjusted based on, unaudited, un-reviewed financial information prepared by other entities, which Gray cannot independently verify. We cannot assure you that such financial information would not be materially different if such information were audited or reviewed and no assurances can be provided as to the accuracy of such information, or that our actual results would not differ materially from this financial information if the acquisitions had been completed on the stated date. In addition, the presentation of Leverage Ratio Denominator as determined in the Senior Credit Agreement and the adjustments to such information, including expected synergies, if applicable, resulting from such transactions, may not comply with GAAP or the requirements for pro forma financial information under Regulation S-X under the Securities Act of 1933. Leverage Ratio Denominator, as determined in the Senior Credit Agreement, represents an average amount for the preceding eight quarters then ended.

We define Transaction Related Expenses as incremental expenses incurred specific to acquisitions and divestitures, including but not limited to legal and professional fees, severance and incentive compensation, and contract termination fees. We present certain line items from our selected operating data, net of Transaction Related Expenses, in order to present a more meaningful comparison between periods of our operating expenses and our results of operations.

Our "Adjusted Total Indebtedness", "First Lien Adjusted Total Indebtedness" and "Secured Adjusted Total Indebtedness" in each case net of all cash, represents the amount of outstanding principal of our long-term debt, plus certain other obligations as defined in our Senior Credit Agreement for the applicable amount of indebtedness.

These non-GAAP terms are not defined in GAAP and our definitions may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness. Such terms are used by management in addition to, and in conjunction with, results presented in accordance with GAAP and should be considered as supplements to, and not as substitutes for, net income and cash flows reported in accordance with GAAP.

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Appendix

Selected Operating Data (Unaudited)

	Three Months Ended June 30,				
	2024	2023	% Change 2024 to 2023	2022	% Change 2024 to 2022
			(dollars in millions)		
Revenue (less agency commissions):					
Core advertising	$ 373	$ 379	(2)%	$ 366	2 %
Political advertising	47	12	292 %	90	(48)%
Retransmission consent	371	394	(6)%	382	(3)%
Other	17	16	6 %	17	0 %
Total broadcasting revenue	$ 808	$ 801	1 %	$ 855	(5)%
Production companies	18	12	50 %	13	38 %
Total revenue	$ 826	$ 813	2 %	$ 868	(5)%
Operating expenses (1):					
Broadcasting					
Station expenses	$ 331	$ 314	5 %	$ 300	10 %
Network affiliates fees	233	235	(1)%	225	4 %
Transaction Related Expenses	-	1	(100)%	2	(100)%
Non-cash stock-based compensation	1	2	(50)%	1	0 %
Total broadcasting expense	$ 565	$ 552	2 %	$ 528	7 %
Production companies	$ 14	$ 11	27 %	$ 14	0 %
Corporate and administrative:					
Corporate expenses	$ 23	$ 25	(8)%	$ 20	15 %
Transaction Related Expenses	-	-	0 %	-	#DIV/0!
Non-cash stock-based compensation	5	5	0 %	5	0 %
Total corporate and administrative expense	$ 28	$ 30	(7)%	$ 25	12 %
Net income (loss)	$ 22	$ 4	450 %	$ 99	(78)%
Adjusted EBITDA	$ 225	$ 227	(1)%	$ 307	(27)%

[1] Excludes depreciation, amortization and gain on disposal of assets

Appendix

Selected Operating Data (Unaudited)

	Six Months Ended June 30,				
	2024	2023	% Change 2024 to 2023	2022	% Change 2024 to 2022
			(dollars in millions)		
Revenue (less agency commissions):					
Core advertising	$ 745	$ 736	1 %	$ 731	2 %
Political advertising	74	20	270 %	116	(36)%
Retransmission consent	752	789	(5)%	775	(3)%
Other	36	35	3 %	37	(3)%
Total broadcasting revenue	1,607	1,580	2 %	1,659	(3)%
Production companies	42	34	24 %	36	17 %
Total revenue	$ 1,649	$ 1,614	2 %	$ 1,695	(3)%
Operating expenses (1):					
Broadcasting					
Station expenses	$ 678	$ 634	7 %	$ 600	13 %
Network affiliates fees	467	470	(1)%	452	3 %
Transaction Related Expenses	-	1	(100)%	4	(100)%
Non-cash stock-based compensation	3	2	50 %	2	50 %
Total broadcasting expense	$ 1,148	$ 1,107	4 %	$ 1,058	9 %
Production companies	$ 35	$ 70	(50)%	$ 40	(13)%
Corporate and administrative:					
Corporate expenses	$ 47	$ 49	(4)%	$ 43	9 %
Transaction Related Expenses	-	-	0 %	1	(100)%
Non-cash stock-based compensation	9	7	29 %	9	0 %
Total corporate and administrative expense	$ 56	$ 56	0 %	$ 53	6 %
Net income (loss)	$ 110	$ (27)	(507)%	$ 161	(32)%
Adjusted EBITDA	$ 422	$ 390	8 %	$ 555	(24)%

[1] Excludes depreciation, amortization and gain on disposal of assets

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Appendix

Selected Operating Data (Unaudited)

	Year Ended Ended December 31, 2023	2022	% Change 2023 to 2022	2021	% Change 2023 to 2021
			(dollars in millions)		
Revenue (less agency commissions):					
Core advertising	$ 1,514	$ 1,496	1 %	$ 1,190	27 %
Political advertising	79	515	(85)%	44	80 %
Retransmission consent	1,532	1,496	2 %	1,049	46 %
Other	70	76	(8)%	57	23 %
Total broadcasting revenue	3,195	3,583	(11)%	2,340	37 %
Production companies	86	93	(8)%	73	18 %
Total revenue	$ 3,281	$ 3,676	(11)%	$ 2,413	36 %
Operating expenses (1):					
Broadcasting					
Station expenses	$ 1,326	$ 1,252	6 %	$ 928	43 %
Network affiliates fees	937	903	4 %	615	52 %
Transaction Related Expenses	-	6	(100)%	3	(100)%
Non-cash stock-based compensation	5	4	25 %	2	150 %
Total broadcasting expense	$ 2,268	$ 2,165	5 %	$ 1,548	47 %
Production companies	$ 115	$ 83	39 %	$ 62	85 %
Corporate and administrative					
Corporate expenses	$ 97	$ 84	15 %	$ 76	28 %
Transaction Related Expenses	-	2	(100)%	71	(100)%
Non-cash stock-based compensation	15	18	(17)%	12	25 %
Total corporate and administrative expense	$ 112	$ 104	8 %	$ 159	(30)%
Net (loss) income	$ (76)	$ 455	(117)%	$ 90	(184)%
Adjusted EBITDA	$ 816	$ 1,355	(40)%	$ 666	23 %

[1] Excludes depreciation, amortization and gain on disposal of assets

Appendix

Reconciliation of Adjusted EBITDA (Unaudited):

	Three Months Ended June 30, 2024	2023	2022
		(in millions)	
Net income (loss)	$ 22	$ 4	$ 99
Adjustments to reconcile from net income (loss) to Adjusted EBITDA			
Depreciation	36	35	31
Amortization of intangible assets	32	50	52
Non-cash stock-based compensation	6	7	6
(Gain) loss on disposal of assets, net	(1)	16	-
Miscellaneous (income) expense, net	(2)	1	-
Interest expense	118	109	81
Loss from early extinguishment of debt	7	-	-
Income tax expense (benefit)	7	5	38
Adjusted EBITDA	**$ 225**	**$ 227**	**$ 307**
Supplemetal Information:			
Amortization of deferred loan costs	4	3	4
Preferred stock dividends	13	13	13
Common stock dividends	8	7	8
Purchases of property and equipment (1)	22	26	50
Reimbursements of property and equipment purchases (2)	-	-	-
Income taxes paid, net of refunds	83	24	119

(1) Excludes $7 million, $77 million and $62 million related to the Assembly Atlanta project in 2024, 2023 and 2022, respectively.

(2) Excludes $1 million and $12 million related to the Assembly Atlanta project in 2024 and 2023, respectively.

Appendix

Reconciliation of Adjusted EBITDA (Unaudited):

	Six Months Ended June 30,		
	2024	**2023**	**2022**
		(in millions)	
Net income (loss)	$ 110	$ (27)	$ 161
Adjustments to reconcile from net income (loss) to Adjusted EBITDA			
Depreciation	72	70	63
Amortization of intangible assets	63	99	104
Non-cash stock-based compensation	12	9	11
(Gain) loss on disposal of assets, net	(1)	26	(5)
Miscellaneous (income) expense, net	(112)	3	2
Interest expense	233	213	160
Loss from early extinguishment of debt	7	3	-
Income tax expense (benefit)	38	(6)	59
Adjusted EBITDA	**$ 422**	**$ 390**	**$ 555**
Supplemetal Information:			
Amortization of deferred loan costs	7	7	8
Preferred stock dividends	26	26	26
Common stock dividends	16	14	16
Purchases of property and equipment (1)	41	45	67
Reimbursements of property and equipment purchases (2)	-	-	(5)
Income taxes paid, net of refunds	85	24	119

(1) Excludes $22 million, $168 million and $92 million related to the Assembly Atlanta project in 2024, 2023 and 2022, respectively.

(2) Excludes $6 million and $38 million related to the Assembly Atlanta project in 2024 and 2023, respectively.

Appendix

Reconciliation of Adjusted EBITDA (Unaudited):

	Year Ended December 31, 2023	2022	2021
Net (loss) income	$ (76)	$ 455	$ 90
Adjustments to reconcile from net (loss) income to Adjusted EBITDA:			
Depreciation	145	129	104
Amortization of intangible assets	194	207	117
Impairment of goodwill and other intangible assets	43	-	-
Non-cash stock-based compensation costs	20	22	14
Non-cash 401-(k) expense	10	9	8
Loss (gain) on disposal of assets, net	21	(2)	42
Miscellaneous (income) expense, net	(7)	4	8
Impairment of investments	29	18	-
Interest expense	440	354	205
Loss on early extinguishment of debt	3	-	-
Income tax (benefit) expense	(6)	159	78
Adjusted EBITDA	$ 816	$ 1,355	$ 666
Supplemetal Information:			
Interest expense	440	354	205
Amortization of deferred financing costs	12	15	11
Preferred stock dividends	52	52	52
Common stock dividends	30	30	31
Purchases of property and equipment (Note 1)	108	172	98
Reimbursements of property and equipment purchases (Note 2)	-	7	11
Income taxes paid, net of refunds (Note 3)	50	180	60

(1) Excludes approximately $240 million, $264 million and $109 million related to the Assembly Atlanta project in 2023, 2022 and 2021, respectively
(2) Excludes approximately $64 million related to the Assembly Atlanta project in 2023.
(3) Excludes $89 million of income tax payments in 2021, resulting from the divestitures of certain television stations related to our Acquisitions.

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Appendix

Calculation of Leverage Ratio, First Lien Leverage Ratio and Secured Leverage Ratio, as each is defined in our Senior Credit Agreement (Unaudited):

	Eight Quarters Ended	
	March 31, 2024	June 30, 2024
	(dollars in millions)	
Net income	$ 405	$ 328
Adjustments to reconcile from net income to Leverage Ratio Denominator as defined in our Senior Credit Agreement:		
Depreciation	279	284
Amortization of intangible assets	381	360
Non-cash stock-based compensation	42	42
Common stock contributed to 401(k) plan	19	19
Loss on disposal of assets, net	22	24
Gain on disposal of investment, not in the ordinary course	(110)	(110)
Interest expense	830	866
Loss on early extinguishment of debt	3	10
Income tax expense	163	132
Amortization of program broadcast rights	79	74
Impairment of investment	90	90
Payments for program broadcast rights	(81)	(76)
Pension benefit	(5)	(5)
Contributions to pension plans	(7)	(7)
Adjustments for unrestricted subsidiaries	42	39
Adjustments for stations acquired or divested, financings and expected synergies during the eight quarter period	(2)	(1)
Transaction Related Expenses	6	5
Other	1	1
Total eight quarters ended	**$ 2,157**	**$ 2,075**
Leverage Ratio Denominator (total eight quarters ended, divided by 2)	**$ 1,079**	**$ 1,038**

Appendix

Calculation of Leverage Ratio, First Lien Leverage Ratio and Secured Leverage Ratio, as each is defined in our Senior Credit Agreement (Unaudited) (Continued):

	June 30, 2024 (dollars in millions)
Total outstanding principal, including current portion	$ 6,215
Letters of credit outstanding	6
Cash	(75)
Adjusted Total Indebtedness	**$ 6,146**
Leverage Ratio (maximum permitted incurrence is 7.00 to 1.00)	**5.92**
Total outstanding principal secured by a first lien	$ 3,405
Cash	(75)
First Lien Adjusted Total Indebtedness	**$ 3,330**
First Lien Leverage Ratio (maximum permitted incurrence is 4.00 to 1.00) (1)	**3.21**
Total outstanding principal secured by a liens	$ 3,405
Cash	(75)
Secured Adjusted Total Indebtedness	**$ 3,330**
Secured Leverage Ratio (maximum permitted incurrence is 5.50 to 1.00)	**3.21**

(1) At any time any amounts are outstanding under our revolving credit facility, our maximum First Lien Leverage Ratio cannot exceed 4.25 to 1.00.



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Gray Television, Inc.
4370 Peachtree Road., NE
Atlanta, Georgia 30319
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